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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the registration statement on Form N-1A ("Registration Statement") (File Nos. 333-21993 and 811-08059) of our report dated
February 3, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to shareholders of Cohen & Steers Special Equity Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in such Registration Statement.


                                                      PricewaterhouseCoopers LLP

New York, New York
April 24, 2000